Exhibit 99.1

May 17, 2004
For 7:00am EST Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE'S REPORTS RECORD FIRST QUARTER EARNINGS

STRONG PERFORMANCE BALANCED ACROSS ALL REGIONS, PRODUCT CATEGORIES

-- First Quarter Total Sales Increased 22 Percent --

-- First Quarter Comparable Store Sales Increased 9.9 Percent --

MOORESVILLE, N.C.  - Lowe's Companies, Inc. (NYSE: LOW), the world's second largest home improvement retailer, today reported net earnings of $455 million for the quarter ended April 30, 2004, an 8.1 percent increase over the same period a year ago. Diluted earnings per share increased 7.5 percent to $0.57 from $0.53 in the first quarter of 2003. Excluding the $126 million net earnings and $0.16 per share impact of EITF 02-16, net earnings would have been $581 million, a 38.0 percent increase over last year's first quarter and diluted earnings per share would have increased 37.7 percent to $0.73.

Sales for the quarter increased 22.0 percent to $8.68 billion, up from $7.12 billion in the first quarter of 2003. Comparable store sales for the first quarter increased 9.9 percent.

"The right store format, the right products and consistently excellent service have proven quarter after quarter that Lowe's has the right business model to meet our customers' needs," explained Robert L. Tillman, Lowe's chairman and CEO. "Consumer focus on the home remains constant, and Lowe's remains uniquely positioned to satisfy that need and capitalize on the growth of the home improvement market."

"Strength in every product category and across every geographic region drove solid earnings growth in the first quarter," said Lowe's President, Robert A. Niblock. "Continued strong sales in big-ticket categories such as outdoor power equipment and kitchen cabinets is an indication that consumers are not only willing, but are enthusiastic about investing in products and projects that maintain and enhance their greatest asset - their home."

During the quarter, Lowe's opened 29 new stores, and closed one store. As of April 30, 2004, Lowe's operated 980 stores in 45 states representing 111.9 million square feet of retail selling space, a 15.1 percent increase over last year.

A conference call to discuss first quarter 2004 operating results is scheduled for today (Monday, May 17) at 9:00 a.m. EDT. Please dial 888-817-4020 (international callers dial 706-679-3245) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe's website at www.Lowes.com/investor and clicking on Lowe's First Quarter 2004 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com for seven days.

Emerging Issues Task Force Issue 02-16

The impact of Emerging Issues Task Force ("EITF") Issue 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor," is being recognized in 2004 and modifies accounting for certain funds received from vendors.

Prior to 2004, funds received from vendors for co-op advertising and in-store services were allowed to be treated as a direct offset to the associated expense. EITF 02-16 requires retailers to treat certain of these funds as a reduction of cost of goods, delaying recognition of the benefit of these funds until the inventory is sold. There is no impact to the timing of when the funds are received from vendors or the associated cash flows.

Lowe's Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Second Quarter 2004 (comparisons to second quarter 2003)

  The company expects to open 19 stores reflecting square footage growth of approximately 14 percent

  Total sales are expected to increase approximately 19 percent

  The company expects to report a comparable store sales increase of 6 to 7 percent

  Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase 15 to 25 basis points

  Store opening costs are expected to be approximately $20 million

  Diluted earnings per share of $0.89 to $0.91 are expected

  Lowe's second quarter ends on July 30, 2004 with operating results to be publicly released on Monday, August 16, 2004

Fiscal Year 2004 (comparisons to fiscal year 2003)

  The company expects to open 140 stores in 2004 reflecting total square footage growth of approximately 14 percent

  Total sales are expected to increase approximately 18 percent for the year

  The company expects to report a comparable store sales increase of 6 to 7 percent

  Including the estimated 60 basis point negative impact of EITF 02-16, operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 10 to 20 basis points

  Store opening costs are expected to be approximately $124 million

  Including the estimated $0.16 impact of EITF 02-16, diluted earnings per share of $2.69 to $2.72 are expected for the fiscal year ending January 28, 2005. Excluding the impact of the accounting change, diluted earnings per share of $2.85 to $2.88 would be expected. Our presentation of this measure is intended to allow investors to compare our fiscal 2004 performance with that in fiscal 2003.

This news release includes statements, estimates or projections that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Possible risks and uncertainties regarding these statements include, but are not limited to, changes in domestic economic conditions, the availability of real estate for expansion and its successful development, particularly in major metropolitan markets, the availability of sufficient labor to facilitate growth, fluctuations in prices and availability of product, unanticipated impact of competition, legal or regulatory developments, and weather conditions that affect sales. We provide additional information regarding these and other risks and uncertainties in our filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of this date and we do not assume any obligation to update them.

With fiscal year 2003 sales of $30.8 billion, Lowe's Companies, Inc. is a FORTUNE 50 company that serves approximately 10 million customers a week at more than 975 home improvement stores in 45 states. In 2004, FORTUNE named Lowe's America's Most Admired Specialty Retailer for a second consecutive year. Based in Mooresville, N.C., the 58-year old company is the second largest home improvement retailer in the world. For more information, visit Lowes.com

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
	April 30, 2004		May 2, 2003
Current Earnings	Amount	Percent	Amount	Percent
Net Sales	$ 8,681	100.00	$ 7,118	100.00
Cost of Sales	5,811	66.94	4,899	68.83
Gross Margin	2,870	33.06	2,219	31.17
Expenses:
Selling, general and administrative	1,853	21.35	1,299	18.25
Store opening costs	22	0.25	19	0.27
Depreciation	208	2.40	179	2.51
Interest	48	0.55	48	0.67
Total expenses	2,131	24.55	1,545	21.70
Pre-tax earnings	739	8.51	674	9.47
Income tax provision	284	3.27	255	3.58
Earnings from continuing operations	$ 455	5.24	$ 419	5.89
Earnings from discontinued operations, net of tax	-	0.00	2	0.02

Net earnings	$ 455	5.24	$ 421	5.91

Weighted average shares outstanding - Basic	786		783

Basic earnings per share:
Continuing operations	$ 0.58		$ 0.54
Discontinued operations	-		-
Basic earnings per share	$ 0.58		$ 0.54

Weighted average shares outstanding - Diluted	808		802

Diluted earnings per share:
Continuing operations	$ 0.57		$ 0.53
Discontinued operations	-		-
Diluted earnings per share	$ 0.57		$ 0.53

Retained Earnings
Balance at beginning of period	$ 7,677		$ 5,887
Net earnings	455		421
Cash dividends	(24)		(20)
Balance at end of period	$ 8,108		$ 6,288

Lowe's Companies, Inc.
Consolidated Statements of Earnings, Actual and Pro Forma (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
			Pro Forma
	Actual	Pro Forma	Adjusted*	Actual
Current Earnings	April 30, 2004	Adjustments*	April 30, 2004	May 2, 2003
Net Sales	$ 8,681	$ -	$ 8,681	$ 7,118
Cost of Sales	5,811	103	5,914	4,899
Gross Margin	2,870	(103)	2,767	2,219
Expenses:
Selling, general and administrative	1,853	(308)	1,545	1,299
Store opening costs	22	-	22	19
Depreciation	208	-	208	179
Interest	48	-	48	48
Total expenses	2,131	(308)	1,823	1,545
Pre-tax earnings	739	205	944	674
Income tax provision	284	79	363	255
Earnings from continuing operations	$ 455	$ 126	$ 581	$ 419
Earnings from discontinued operations, net of tax	-	-	-	2

Net earnings	$ 455	$ 126	$ 581	$ 421

Weighted average shares outstanding - Basic	786	786	786	783

Basic earnings per share:
Continuing operations	$ 0.58	$ 0.16	$ 0.74	$ 0.54
Discontinued operations	-	-	-	-
Basic earnings per share	$ 0.58	$ 0.16	$ 0.74	$ 0.54

Weighted average shares outstanding - Diluted	808	808	808	802

Diluted earnings per share:
Continuing operations	$ 0.57	$ 0.16	$ 0.73	$ 0.53
Discontinued operations	-	-	-	-
Diluted earnings per share	$ 0.57	$ 0.16	$ 0.73	$ 0.53

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited) April 30, 2003	(Unaudited) May 2, 2003	January 30, 2004
Assets
Current assets:
Cash and cash equivalents		$ 1,848	$ 1,600	$ 1,446
Short-term investments		143	77	178
Accounts receivable - net		180	189	131
Merchandise inventory		5,713	4,864	4,584
Deferred income taxes		87	72	59
Other assets		114	142	166

Total current assets		8,085	6,944	6,564

Property, less accumulated depreciation		12,308	10,545	11,945
Long-term investments		163	132	169
Other assets		222	170	241

Total assets		$ 20,778	$ 17,791	$ 18,919

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings		$ -	$ 50	$ -
Current maturities of long-term debt		78	30	77
Accounts payable		3,484	2,960	2,243
Employee retirement plans		14	27	74
Accrued salaries and wages		166	169	335
Other current liabilities		2,129	1,570	1,516

Total current liabilities		5,871	4,806	4,245

Long-term debt, excluding current maturities		3,668	3,733	3,678
Deferred income taxes		687	499	657
Other long-term liabilities		46	18	30

Total liabilities		10,272	9,056	8,610

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares Issued and Outstanding
April 30, 2004	784
May 2, 2003	783
January 30, 2004	787	392	392	394
Capital in excess of par		2,006	2,055	2,237
Retained earnings		8,108	6,288	7,677
Accumulated other comprehensive income		-	-	1

Total shareholders' equity		10,506	8,735	10,309

Total liabilities and shareholders' equity		$ 20,778	$ 17,791	$ 18,919

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	April 30, 2004	May 2, 2003
Cash Flows from Operating Activities:
Net Earnings	$ 455	$ 421
Earnings from discontinued operations, net of tax	-	(2)
Earnings from continuing operations	455	419

Adjustments to Reconcile Earnings from Continuing Operations to Net Cash Provided By Operating Activities:
Depreciation and Amortization	213	183
Deferred Income Taxes	2	7
Loss on Disposition/Writedown of Fixed and Other Assets	16	7
Stock-based Compensation Expense	18	5
Tax Effect of Stock Options Exercised	7	4
Changes in Operating Assets and Liabilities:
Accounts Receivable - Net	(49)	(9)
Merchandise Inventory	(1,129)	(892)
Other Operating Assets	52	(20)
Accounts Payable	1,241	1,138
Employee Retirement Plans	(60)	(61)
Other Operating Liabilities	460	273
Net Cash Provided by Operating Activities from Continuing Operations	1,226	1,054

Cash Flows from Investing Activities:
Decrease (Increase) in Investment Assets:
Short-Term Investments	69	206
Purchase of Long-Term Investments	(35)	(164)
Proceeds from Sale/Maturity of Long-Term Investments	6	47
Increase in Other Long-Term Assets	6	(16)
Fixed Assets Acquired	(585)	(391)
Proceeds from the Sale of Fixed and Other Long-Term Assets	11	19
Net Cash Used in Investing Activities from Continuing Operations	(528)	(299)

Cash Flows from Financing Activities:
Repayment of Long-Term Debt	(8)	(7)
Proceeds from Stock Options Exercised	24	28
Cash Dividend Payments	(24)	(20)
Repurchase of Common Stock	(288)	-
Net Cash (Used in) Provided by Financing Activities from Continuing Operations	(296)	1

Net Cash Provided by Discontinued Operations	-	(9)

Net Increase in Cash and Cash Equivalents	402	747
Cash and Cash Equivalents, Beginning of Period	1,446	853
Cash and Cash Equivalents, End of Period	$ 1,848	$ 1,600